Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jagtar S. Chaudhry, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Zscaler, Inc. for the quarterly period ended January 31, 2020 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Zscaler, Inc.

Date:	March 4, 2020	By:	/s/ Jagtar S. Chaudhry
		Name:	Jagtar S. Chaudhry
		Title:	Chief Executive Officer and President
(Principal Executive Officer)

I, Remo Canessa, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Zscaler, Inc. for the quarterly period ended January 31, 2020 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Zscaler, Inc.

Date:	March 4, 2020	By:	/s/ Remo Canessa
		Name:	Remo Canessa
		Title:	Chief Financial Officer
(Principal Financial Officer)